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                                                                  Exhibit 3.1



                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               THE MRC GROUP, INC.

         FIRST: The name of this corporation (the "Corporation") is The MRC Group, Inc.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is THE CORPORATION TRUST COMPANY.

         THIRD: The purpose or purposes of the Corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,656,264 shares, consisting of
(a) 656,254 shares of preferred stock, consisting of (i) 10,362 shares of Series IV Preferred Stock, $.01 par value (the "Series IV Preferred Stock"), (ii) 45,902 shares of Series V Preferred Stock, $.01 par value (the "Series V Preferred Stock"), (iii) 300,000 shares of Series VI Preferred Stock, $.01 par value (the "Series VI Preferred Stock"; the Series IV Preferred Stock, the Series V Preferred Stock and the Series VI Preferred Stock being hereinafter referred to collectively from time to time as the "Designated Preferred Stock"), and (iv) 300,000 shares of undesignated preferred stock to be issued in accordance with paragraph 1 of Subdivision B of Division I of Article FOURTH (collectively with the Designated Preferred Stock, the "Preferred Stock"); and
(b) 100,000,000 shares of Common Stock, $0.01 par value (the "Common Stock").

                  All references in each Subdivision of this ARTICLE FOURTH refer to other paragraphs in such Subdivision unless otherwise indicated.

                  The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation:

                         DIVISION I. THE PREFERRED STOCK


         A.       The Designated Preferred Stock

                  1.       Dividends.

                           (a) Cash Dividends. The holders of Designated
Preferred Stock shall be entitled to receive, out of funds legally available for such purpose, cash dividends when and as declared by the board of directors of the Corporation (the "Board of Directors"); provided,


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however, that holders of Designated Preferred Stock shall only be entitled to receive dividends if and to the extent (ratably per share of Common Stock, treating the holders of Designated Preferred Stock as the holders of the shares of Common Stock issuable upon conversion thereof) that the holders of Common Stock shall receive dividends.

                           (b) Other Distributions. In the event the Corporation
shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not otherwise referred to in subparagraph 4(d) below, then, in each such case, the holders of Designated Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Designated Preferred Stock are convertible at the then-effective conversion prices as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                  2.       Liquidation Preference.

                           (a) Upon any liquidation, dissolution or winding-up
of the Corporation, either voluntary or involuntary, the holders of shares of Series IV Preferred Stock, Series V Preferred Stock and Series VI Preferred Stock shall be entitled to receive, pari passu with each other and the holders of any other capital stock of the Corporation ranking on a parity with the Designated Preferred Stock as to distribution on liquidation, dissolution or winding-up, but prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock and any other class of capital stock of the Corporation ranking junior to the Designated Preferred Stock as to distribution on liquidation, dissolution or winding-up, by reason of their ownership thereof, an amount per share equal to the sum of (i) $381.10 for each outstanding share of Series IV Preferred Stock and Series V Preferred Stock and
(ii) $100 for each outstanding share of Series VI Preferred Stock, plus an amount equal to all accrued but unpaid dividends per share since the date of issuance of such Designated Preferred Stock, and no more. If upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of the Designated Preferred Stock and any other capital stock of the Corporation ranking on a parity with the Designated Preferred Stock as to distribution upon liquidation, dissolution or winding-up shall be insufficient to permit payment to such holders of the preferential amounts to which they are respectively entitled, then the entire assets of the Corporation shall be distributed among the holders of the Designated Preferred Stock and any other capital stock of the Corporation ranking on a parity with the Designated Preferred Stock ratably per share in proportion to the full per share amounts to which they respectively are entitled. The holders of the Designated Preferred Stock shall be given 10 days prior written notice of any such liquidation, dissolution or winding-up of the Corporation, during which time such holders may exercise the conversion rights set forth in paragraph 4 below. If such notice is not given or is not feasible, the holders of Designated Preferred Stock shall be entitled to receive the amount that such holders would have received had their shares been converted immediately prior to such liquidation, dissolution or winding-up of the Corporation, if such amount is greater than the amount payable under the first sentence of this subparagraph 2(a).



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                           (b) A consolidation or merger of the Corporation with
or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation or the effectuation by the Corporation of a transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of, shall not be deemed to be a liquidation, dissolution or winding-up within the meaning of this paragraph 2, but shall instead be subject to the provisions of subparagraphs 3(a)(ii) and 4(g).

                  3. Redemption. The shares of Designated Preferred Stock shall be redeemable as follows:

                           (a) Mandatory Redemption.

                                    (i) The Corporation shall redeem (A)
         one-quarter of the outstanding shares of Series V Preferred Stock and Series VI Preferred Stock on July 1, 2001, (B) one-third of the remaining outstanding shares of Series V Preferred Stock and Series VI Preferred Stock on July 1, 2002, (C) one-half of the remaining outstanding shares of Series V Preferred Stock and Series VI Preferred Stock on July 1, 2003, and (D) all of the remaining outstanding shares of Series V Preferred Stock and Series VI Preferred Stock on July 1, 2004 (in the manner and with the effect provided in subparagraphs 3(c) through 3(e) below). The foregoing mandatory redemption requirements shall be cumulative so that, if in any year the full number of shares of Series V Preferred Stock and Series VI Preferred Stock required to be redeemed in such year (including any amount carried over from any preceding year) is not so redeemed for any reason, the deficiency shall be added to the requirements of the mandatory redemption for such series of Designated Preferred Stock for the next year. The Corporation shall be entitled, at its option, to credit against the number of shares of Series V Preferred Stock and Series VI Preferred Stock required to be redeemed in any year pursuant to this subparagraph 3(a), a number of shares equal to the number of shares of Series V Preferred Stock or Series VI Preferred Stock, as the case may be, theretofore redeemed pursuant to subparagraph 3(b) below or otherwise purchased by the Corporation and not theretofore so credited.

                                    (ii) In case of the consolidation or merger
         of the Corporation with or into any other corporation (other than a merger in which the Corporation is the surviving corporation and which will not result in more than 50% in voting power of the equity securities of the Corporation having general voting power outstanding immediately after the effective date of such merger being owned of record or beneficially other than by persons who were the beneficial owners of such capital stock immediately prior to such merger, in substantially the same proportions), and in the case of a sale of all or substantially all of the properties and assets of the Corporation as an entirety to any other person, the Corporation shall, not later than 20 days prior to the effective date of any such consolidation, merger or sale of properties and assets, give notice thereof to the holder or holders of shares of Designated Preferred Stock and, in the event that within 15 days after receipt of such notice, any holder or holders of shares of Designated Preferred Stock shall elect, by written notice to the Corporation, to have any or all of his, her or its shares of Designated Preferred Stock redeemed, the Corporation shall redeem the same (in the manner and with the effect provided in subparagraphs 3(c) through 3(e) below) not



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         later than the day prior to the effective date of such consolidation, merger or sale of properties and assets.

                           (b) Optional Redemption. The Corporation may redeem
at any time after July 1, 2000, and from time to time thereafter (in the manner and with the effect provided in subparagraphs 3(c) through 3(e) below), any whole number of shares of Designated Preferred Stock. Any date on which the Corporation elects to redeem shares of Designated Preferred Stock as provided in this subparagraph 3(b) and each date on which the Corporation shall be required to redeem shares of Designated Preferred Stock as provided in subparagraph 3(a) above, shall be referred to as a "Redemption Date."

                           (c) Redemption Price. The Series IV Preferred Stock
to be redeemed on a Redemption Date shall be redeemed by paying for each share in cash the sum of $381.10 plus in each case an amount equal to dividends accrued thereon to such Redemption Date, such amount being herein sometimes referred to as the "Series IV Redemption Price." The Series V Preferred Stock to be redeemed on a Redemption Date shall be redeemed by paying for each share in cash the sum of $381.10 plus in each case an amount equal to dividends accrued thereon to such Redemption Date, such amount being herein sometimes referred to as the "Series V Redemption Price." The Series VI Preferred Stock to be redeemed on a Redemption Date shall be redeemed by paying for each share in cash the sum of $100 plus in each case an amount equal to dividends accrued thereon to such Redemption Date, such amount being herein sometimes referred to as the "Series VI Redemption Price." Not less than 60 days before any Redemption Date, written notice shall be given by mail, postage prepaid, to the holders of record of the series of Designated Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his, her or its post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the subparagraph or subparagraphs of this paragraph 3 pursuant to which such redemption shall be made, the applicable Redemption Price and the place and date of such redemption, which date shall not be a day on which the Corporation's principal bank is required or authorized to close. If such notice of redemption shall have been duly given and if on or before such Redemption Date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Designated Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith cease after the close of business on the applicable Redemption Date, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the applicable Redemption Price therefor, without interest thereon.

                           (d) Redeemed or Otherwise Acquired Shares to Be
Retired. Any shares of Designated Preferred Stock redeemed pursuant to this paragraph 3 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Designated Preferred Stock accordingly.



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                           (e) Shares to Be Redeemed. In case of the redemption
pursuant to clause (i) of subparagraph 3(a) above, for any reason, of only a part of the outstanding shares of Series V Preferred Stock and Series VI Preferred Stock on a Redemption Date, all shares of Series V Preferred Stock and Series VI Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder of Series V Preferred Stock or Series VI Preferred Stock, as the case may be, a number of whole shares, as nearly as practicable to the nearest share, equal to the total number of shares of such series held of record by such holder multiplied by a fraction, of which the numerator shall be the aggregate Redemption Price of all shares of Series V Preferred Stock and Series VI Preferred Stock actually being redeemed on such Redemption Date, and the denominator shall be the aggregate Redemption Price of all shares of Series V Preferred Stock and Series VI Preferred Stock required to be redeemed on such Redemption Date. In case of the redemption pursuant to clause (ii) of subparagraph 3(a) above, for any reason, of only a part of the shares of Designated Preferred Stock the holders of which shall have elected to have their shares redeemed, all shares of Designated Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder electing to have shares redeemed a number of whole shares, as nearly as practicable to the nearest share, equal to the total number of shares of such series held of record by such holder multiplied by a fraction, of which the numerator shall be the aggregate Redemption Price of all shares of Designated Preferred Stock actually being redeemed on such Redemption Date, and the denominator shall be the aggregate Redemption Price of all shares of Designated Preferred Stock required to be redeemed (by reason of election of the holder) on such Redemption Date. In case of the redemption pursuant to subparagraph 3(b) above, for any reason, of only a part of the shares of Designated Preferred Stock on a Redemption Date, all shares of Designated Preferred Stock to be redeemed shall be selected pro rata, and there shall be so redeemed from each registered holder a number of whole shares, as nearly as practicable to the nearest share, equal to the total number of shares of such series held of record by such holder multiplied by a fraction, of which the numerator shall be the aggregate Redemption Price of all shares of Designated Preferred Stock actually being redeemed on such Redemption Date, and the denominator shall be the aggregate Redemption Price of all shares of Designated Preferred Stock.

                  4. Conversion. The holders of Designated Preferred Stock shall have the following conversion rights:

                           (a) Optional Conversion.

                                    (i) Series IV Preferred Stock. Subject to
         the terms and conditions of this paragraph 4, the holder of any share or shares of Series IV Preferred Stock shall have the right, at his, her or its option at any time, to convert any such shares of Series IV Preferred Stock (except that, upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on the Series IV Preferred Stock) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying (A) the number of shares of Series IV Preferred Stock so to be converted by (B) the sum of $381.10 plus all accrued and unpaid dividends per share of Series IV Preferred Stock to be converted, and dividing the result by the conversion price of $8.20993 per share or by the conversion price as last adjusted and in effect at the date any



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         share or shares of Series IV Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Series IV Conversion Price").

                                    (ii) Series V Preferred Stock and Series VI
         Preferred Stock. Subject to the terms and conditions of this paragraph 4, the holder of any share or shares of Series V Preferred Stock or Series VI Preferred Stock shall have the right, at his, her or its option at any time, to convert any such shares of Preferred Stock (except that, upon any liquidation of the Corporation, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on such Preferred Stock) into such number of fully paid and nonassessable whole shares of Common Stock as is obtained by multiplying the number of shares of (A) Series V Preferred Stock so to be converted by $381.10 and dividing the result by the conversion price of $6.03687, or (B) Series VI Preferred Stock so to be converted by $100 and dividing the result by the conversion price of $7.72523, per share or by the conversion price as last adjusted and in effect at the date any share or shares of such Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to herein as the "Series V Conversion Price", with respect to conversion of Series V Preferred Stock, or the "Series VI Conversion Price", with respect to conversion of Series VI Preferred Stock). The Series IV Conversion Price, Series V Conversion Price and Series VI Conversion Price are herein sometimes collectively referred to as the "Conversion Prices", and individually as a "Conversion Price."

                                    (iii) Method of Conversion. Such rights of
         conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series IV Preferred Stock, Series V Preferred Stock and/or Series VI Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Designated Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

                           (b) Issuance of Certificates; Time Conversion
Effected. Promptly after the receipt of the written notice referred to in subparagraph 4(a)(iii) above and surrender of the certificate or certificates for the share or shares of the Designated Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of such Designated Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the applicable Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Designated Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion



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shall be deemed to have become the holder or holders of record of the shares represented thereby.

                           (c) Fractional Shares; Dividends; Partial Conversion.
No fractional shares shall be issued upon conversion of the Designated Preferred Stock into Common Stock and, other than as set forth in subparagraph 4(a)(i) above, no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion of Series V Preferred Stock and/or Series VI Preferred Stock, the Corporation shall pay in cash an amount equal to all dividends accrued and unpaid on the shares surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph 4(b). In case the number of shares of Designated Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4(a) above exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Designated Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 4(c), be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Designated Preferred Stock for conversion an amount in cash equal to the current market price of such fractional interest as determined in good faith by the Board of Directors.

                           (d) Adjustment of Price upon Issuance of Common
Shares. Except as provided in subparagraph 4(f) hereof, if the Corporation shall issue or sell, or is deemed, in accordance with subparagraphs 4(d)(i) through 4(d)(vii), to have issued or sold, any shares of its Common Stock for a consideration per share less than any Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, such Conversion Price shall be reduced to the price (calculated to the nearest cent) determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of the outstanding Designated Preferred Stock) multiplied by such then existing Conversion Price, and (B) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of the outstanding Designated Preferred Stock).

                           No adjustment of any Conversion Price, however, shall
be made in an amount less than $.01 per share, and any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to $.01 per share or more.

                           For purposes of this subparagraph 4(d), the following
subparagraphs 4(d)(i) to 4(d)(vii) shall also be applicable:

                                    (i) Issuance of Rights or Options. In case
         at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or



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         otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such options, or the right to convert or exchange any such Convertible Securities, are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities (determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by
         (B) the total maximum number of shares of Common Stock issuable upon the exercise of such options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than any Conversion Price in effect immediately prior to the time of the granting of such Options, then for purposes of adjustment of such Conversion Price the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 4(d)(iii) below, no adjustment of such Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                                    (ii) Issuance of Convertible Securities. In
         case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
         (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than any Conversion Price in effect immediately prior to the time of such issue or sale, then for purposes of adjustment of such Conversion Price, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (A) except as otherwise provided in subparagraph 4(d)(iii) below, no adjustment of such Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (B) if



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         any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of such Conversion Price have been or are to be made pursuant to other provisions of this subparagraph 4(d), no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

                                    (iii) Change in Option Price or Conversion
         Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph 4(d)(i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 4(d)(i) or 4(d)(ii), or the rate at which any Convertible Securities referred to in subparagraph 4(d)(i) or 4(d)(ii) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), any Conversion Price in effect at the time of such event which shall have previously been adjusted upon the issuance of any such Options or Convertible Securities shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or termination of any such right to convert or exchange such Convertible Securities, such Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such Option referred to in subparagraph 4(d)(i) or the rate at which any Convertible Securities referred to in subparagraph 4(d)(i) or 4(d)(ii) are convertible into or exchangeable for Common Stock shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then, in case of the delivery of Common Stock upon the exercise of any such Option or upon conversion or exchange of any such Convertible Securities, each Conversion Price then in effect hereunder shall forthwith be adjusted to such respective amounts as would have been obtained had such Option or Convertible Securities never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment such Conversion Price then in effect hereunder is thereby reduced.

                                    (iv) Stock Dividends. In case the
         Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock, Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                                    (v) Consideration for Stock. In case any
         shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the



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         Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

                                    (vi) Record Date. In case the Corporation
         shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                                    (vii) Treasury Shares. The number of shares
         of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subparagraph 4(d).

                           (e) Subdivision or Combination of Stock. In case the
Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Prices in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Conversion Prices in effect immediately prior to such combination shall be proportionately increased.

                           (f) Certain Issues of Common Stock Excepted. Anything
herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Prices in the case of (i) the issuance by the Corporation of shares of Common Stock upon conversion of any shares of Designated Preferred Stock, (ii) the issuance by the Corporation of shares of Common Stock upon the exercise of certain warrants issued by The MRC Group, Inc., a Missouri corporation and a predecessor of the Corporation ("MRC Missouri"), that were outstanding as of July 19, 1996, (iii) the grant of options to purchase or the issuance by the Corporation of up to an aggregate 1,750,000 shares of Common Stock to employees, directors and consultants of the Corporation or any subsidiary pursuant to the 1992 Employee Stock Option Plan of MRC Missouri (whether such options were issued before or after July 19, 1996), and (iv) the issuance of up to 352,461 shares of Common Stock upon exercise of options granted by MRC Missouri and outstanding on July 19, 1996 held by two directors of the

Corporation; provided, however, that the Corporation shall not be required to make any adjustment of the Series IV Conversion Price in the case of any grants or issuances under any employee benefit plan of the Corporation, regardless of the number of shares of Common Stock issuable under any such plan.

                           (g) Reorganization or Reclassification. If any
capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions (in form satisfactory to the holders of at least (i) a majority of the outstanding shares of Series IV Preferred Stock, (ii) 66-2/3% of the outstanding shares of Series V Preferred Stock, and (iii) 75% of the outstanding shares of Series VI Preferred Stock, voting as separate classes) shall be made whereby each holder of a share or shares of Designated Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Designated Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series IV Conversion Price, the Series V Conversion Price and the Series VI Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights (including an immediate adjustment, by reason of such reorganization or reclassification, of the Series V Conversion Price and the Series VI Conversion Price to the value of the Common Stock reflected by the terms of such reorganization or reclassification if the value so reflected is less than any such Conversion Price in effect immediately prior to such reorganization or reclassification). In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of Common Stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Conversion Prices in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation, merger or any sale of all or substantially all of its assets or properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the Corporation purchasing such assets shall assume, by written instrument (in form reasonably satisfactory to the holders of at least (i) a majority of the outstanding shares of Series IV Preferred Stock,
(ii) 66-2/3% of the outstanding shares of Series V Preferred Stock, and (iii) 75% of the outstanding shares of Series VI Preferred Stock, voting as separate classes), executed and mailed or delivered to each holder of shares of Designated Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                           (h) Notice of Adjustment. Upon any adjustment of any
Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first-class mail, postage prepaid, addressed to each holder of shares of the affected series of Designated Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state such Conversion Price, resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                           (i) Other Notices. In case at any time:

                                    (i) the Corporation shall declare any
         dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                                    (ii) the Corporation shall offer for
         subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                    (iii) there shall be any capital
         reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with, or a sale of all or substantially all its assets to, another corporation; or

                                    (iv) there shall be a voluntary or
         involuntary dissolution, liquidation or winding-up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first-class mail, postage prepaid, addressed to each holder of any shares of Designated Preferred Stock at the address of such holder as shown on the books of the Corporation, (A) at least 20 days prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, at least 20 days prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Any notice required by the provisions of the Certificate of Incorporation of the Corporation, as it may be amended from time to time (the "Certificate of Incorporation") to be given to the holders of shares of Designated Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record of Designated Preferred Stock at his, her or its address appearing on the books of the Corporation.

                           (j) Stock to Be Reserved. The Corporation will at all
times reserve and keep available out of its authorized Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Designated Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Designated Preferred Stock. The Corporation covenants that all shares of

Common Stock that shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to ensure that the par value per share of the Common Stock is at all times equal to or less than the lowest of the effective Conversion Prices. The Corporation will take all such action as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed. The Corporation will not take any action which results in any adjustment of any of the Conversion Prices if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Designated Preferred Stock would exceed the total number of shares of Common Stock then authorized by the Certificate of Incorporation.

                           (k) No Reissuance of Designated Preferred Stock.
Shares of Designated Preferred Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

                           (l) Issue Tax. The issuance of certificates for
shares of Common Stock upon conversion of the Designated Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Designated Preferred Stock which is being converted.

                           (m) Closing of Books. The Corporation will at no time
close its transfer books against the transfer of any Designated Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Designated Preferred Stock in any manner which interferes with the timely conversion of such Designated Preferred Stock.

                           (n) Definition of Common Stock. As used in this
paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $0.01 par value, as constituted on the date this Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Designated Preferred Stock of the Corporation shall include only shares designated as Common Stock of the Corporation on the date this Amended and Restated Certificate of Incorporation was filed with the Secretary of the State of the State of Delaware, or, in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 4(g) above.

                           (o) Mandatory Conversion. If (i) at any time the
Corporation shall complete a firm commitment underwritten public offering of shares of its Common Stock (a "Public Offering") in which (A) the gross proceeds to the Corporation in such offering (before deducting underwriting discounts, if any) shall be at least equal the amount specified in the table below for such series of Designated Preferred Stock and (B) the price per share to the public for such shares shall be at least equal to the multiple of the Conversion Price specified in the table below for such series (as adjusted for any stock splits, stock dividends or similar events occurring after the filing of this Amended and Restated Certificate of Incorporation) or (ii) any time prior to June 30, 1999 the Corporation shall complete a Public Offering in which (A) the gross proceeds to the Corporation in such offering (before deducting underwriting discounts, if any) shall be at least $25,000,000 and (B) the price per share to the public for such series of Designated Preferred Stock shall at least be equal to 1.333 times the Conversion Price for such series (as adjusted for any stock splits, stock dividends or similar events occurring after the filing of this Amended and Restated Certificate of Incorporation), the Corporation, upon written notice to the registered holders of Designated Preferred Stock at least five days prior to the anticipated closing of the sale of such shares by the Corporation pursuant to such Public Offering, may cause all (but not less than all) outstanding shares of each series of Designated Preferred Stock pursuant to subparagraphs 4(o)(i) or (ii) above, automatically on the closing date for such offering, so long as such closing date is within five business days of the date specified in such written notice and without any further action by any person, to be converted into shares of Common Stock in accordance with the terms of this subparagraph 4 (o) with the same effect as if the certificates evidencing such shares had been surrendered for conversion, such conversion to be effective simultaneously with the closing of such Public Offering, provided, however, that certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates for the shares of the series of Designated Preferred Stock so converted:

                                                        Minimum Price to
                    Minimum Proceeds                  Public as a Multiple
Series               to Corporation                   of Conversion Prices
------               --------------                   --------------------

Series IV              $10,000,000                              5.000
Series V               $10,000,000                              5.000
Series VI              $25,000,000                              3.733

                           (p) No Impairment. The Corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Designated Preferred Stock against impairment.

                  5. General Voting Rights.

                           (a) Except as otherwise provided by law and the
Certificate of Incorporation, the holders of Common Stock and Designated Preferred Stock shall vote together as a class on all matters to be voted on by the stockholders of the Corporation on the following bases: (i) each holder of Designated Preferred Stock shall be entitled to one (1) vote for each share of Common Stock which would be issuable to such holder upon the conversion of all the shares of Designated Preferred Stock so held on the record date for the determination of stockholders entitled to vote and (ii) each holder of Common Stock shall be entitled to one (1) vote per share.

                           (b) The holders of Series IV Preferred Stock shall,
in addition, as a single class, be entitled to elect one (1) member of the Board of Directors.

                           (c) The holders of Series V Preferred Stock shall, in
addition, as a single class, be entitled to elect two (2) members of the Board of Directors.

                           (d) The holders of Series VI Preferred Stock shall,
in addition, as a single class, be entitled to elect one (1) member of the Board of Directors.

                  6. Restrictions.

                           (a) At any time when shares of Designated Preferred
Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation and in addition to any other vote required by law, without the prior consent of the holders of at least (i) a majority of the outstanding shares of Series IV Preferred Stock, (ii) 66-2/3% of the outstanding shares of Series V Preferred Stock, and (iii) 75% of the outstanding shares of Series VI Preferred Stock given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of each series of such Designated Preferred Stock shall vote as separate classes:

                                    (A) The Corporation will not create or
         authorize the creation of any additional class of shares of stock unless the same ranks junior to the Designated Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding-up of the Corporation, or increase the authorized amount of the Designated Preferred Stock or increase the authorized amount of any additional class of shares of stock unless the same ranks junior to the Designated Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding-up of the Corporation, or create or authorize any obligation or security convertible into shares of Designated Preferred Stock or into shares of any other class of stock unless the same ranks junior to the Designated Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding-up of the Corporation, whether any such creation or authorization or increase shall be by means of amendment of the Certificate of Incorporation or by merger, consolidation or otherwise; and

                                    (B) The Corporation will not amend, alter or
         repeal its Certificate of Incorporation or its by-laws in any manner so as to adversely affect the respective relative rights and preferences of any series of the Designated Preferred Stock or adversely affect any series of the Designated Preferred Stock or the holders thereof.

                           (b) At any time when shares of Series V Preferred
Stock or Series VI Preferred Stock are outstanding, except where the vote or written consent of holders of a greater number of shares of the Corporation is required by law or the Certificate of Incorporation and in addition to any other vote required by law, without the prior written consent of the holders of at least (i) 66-2/3% of the outstanding shares of Series V Preferred Stock and (ii) 75% of the outstanding shares of Series VI Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, at which meeting the holders of the shares of Series V Preferred Stock and Series VI Preferred Stock shall vote as separate classes, the Corporation will not merge or consolidate or authorize the merger or consolidation of the Corporation with or into any other corporation or recapitalize or authorize the recapitalization of the Corporation.

                           (c) At any time when shares of Series VI Preferred
Stock are outstanding, except where the vote or written consent of holders of a greater number of shares of the Corporation is required by law or the Certificate of Incorporation and in addition to any other vote required by law, without the prior written consent of the holders of at least 75% of the outstanding shares of Series VI Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose, the Corporation will not sell or authorize the sale of all or substantially all of its assets.

                  7. No Preemptive Rights. The holders of Designated Preferred Stock shall have no preemptive rights to acquire additional shares of capital stock of the Corporation.


B. The Undesignated Preferred Stock.

                  1. The Corporation may issue one or more additional series of shares of Preferred Stock, each of which series may have such voting powers, full or limited, or no voting powers, such other powers, and such designations, preferences, and relative participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof, if any, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors. The authority of the Board of Directors with respect to each series of shares of Preferred Stock shall include, but not be limited to, determination of the following:

                           (a) the number of shares of Preferred Stock of any
series issued and the distinctive designation of the shares of such series of stock, if any;

                           (b) the dividend rate, if any, on the shares of any
series of Preferred Stock, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other series of stock;

                           (c) whether any series of shares of Preferred Stock
shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including without limitation provision for adjustment of the conversion or exchange rate upon the occurrence of such events as the Board of Directors shall determine;

                           (d) whether or not any series of shares of Preferred
Stock shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares of Preferred Stock for redemption if less than all shares of stock of a series are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

                           (e) whether any series of shares of Preferred Stock
shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of the shares of stock, and, if so, the terms and amount of such sinking fund;

                           (f) the rights of any series of shares of Preferred
Stock in the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation and whether such rights shall be in preference to, or in another relation to, the comparable rights of any other class or classes or series of shares of stock; and

                           (g) any other relative, participating, optional or
other special rights, qualifications, limitations, or restrictions of any series of shares of Preferred Stock.

                          DIVISION II. THE COMMON STOCK

                  1. Dividends. The holders of shares of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors, subject to the rights of holders of any Preferred Stock (which includes for purposes of this Division II Preferred Stock issued pursuant to paragraph 1 of Subdivision B of Division I of this Article FOURTH).

                  2. Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment shall have been made to holders of Preferred Stock of the full amounts to which they shall respectively be entitled as stated and expressed in this Article FOURTH or as may be stated and expressed pursuant thereto, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock, to share ratably according to the number of shares of Common Stock held by them in all remaining assets of the Corporation available for distribution to its stockholders.

                  3. Voting. Except as otherwise provided by law or as provided in or fixed and determined pursuant to paragraph 5 of Subdivision A of Division I of this Article FOURTH or paragraph 1 of Subdivision B of Division I of this Article FOURTH, each holder of one or more shares of Common Stock shall be entitled to one (1) vote for each share outstanding in such holder's name on the books of the Corporation.


         FIFTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

                  A. The Board of Directors is expressly authorized to adopt, amend, or repeal the by-laws of the Corporation, except as otherwise provided in the by-laws.

                  B. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                  C. The books of the Corporation may be kept at such place within or without the State of Delaware as the by-laws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

         SIXTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         SEVENTH: The Corporation hereby elects that it shall be governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware.

         EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in any manner permitted by the General Corporation Law of the State of Delaware, and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power. Notwithstanding the foregoing, in addition to any necessary percentage voting requirements (and notwithstanding that a lesser percentage may be required) under this Certificate of Incorporation or under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, for the amendment or repeal of any provision of this Amended and Restated Certificate of Incorporation, the amendment or repeal of any provision of this Certificate of Incorporation shall require the affirmative vote of the holders of at least two-thirds of the shares of stock entitled to vote on such proposal and, if any class of shares is required or entitled to be voted separately as a class, the affirmative vote of holders of at least two-thirds of the shares of such class; provided that if two-thirds of the directors then in office recommend to the stockholders that such proposal be approved, then such proposal may be approved by the affirmative vote of the holders of at least a majority of the shares of stock entitled to vote on such proposal and, if any class of shares is required or entitled to be voted separately as a class, by the affirmative vote of the holders of at least a majority of the shares of such class.

         NINTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that, to the extent provided by applicable law, this provision shall not eliminate the liability of a director (a) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         TENTH: To the extent permitted by law, the Corporation may purchase or otherwise acquire shares of stock of any class issued by it for such consideration and upon such terms and conditions as may be authorized by the Board of Directors, in its discretion, from time to time.

         ELEVENTH: Any director or the entire Board of Directors may be removed, with or without cause. Such removal shall require the affirmative vote of the holders of at least two-thirds of the shares of stock then entitled to vote in the election of directors; provided that if two-thirds of the directors then in office recommend to the stockholders that a director be removed, then such director may be removed, with or without cause, by the affirmative vote of the holders of at least a majority of the shares of stock then entitled to vote in the election of directors.

         TWELFTH: If at any time the Corporation has a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, as amended, then for so long as such class of stock is so registered, all actions by the stockholders of the Corporation must be taken at an annual or special meeting of the stockholders and may not be taken by written consent.

         THIRTEENTH: In the event any provision (or portion thereof) of this Certificate of Incorporation shall be found to be invalid, prohibited, or unenforceable for any reason, the remaining provisions (or portions thereof) of this Certificate shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited, or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Certificate of Incorporation remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, notwithstanding any such finding.